Exhibit 99.1

AMENDMENT

TO

RIGHTS AGREEMENT

This Amendment is made to that certain Rights Agreement dated as of February 5, 2003 (the “Agreement”) by and between Comarco, Inc., a California corporation (the “Company”), and U.S. Stock Transfer Corporation, as rights agent (“Rights Agent”).

1. Amendment of Subparagraph (a) of Section 7. As provided for in Section 27 of the Agreement, Section 7(a) of the Agreement is hereby amended in its entirety to read as follows:

“(a) Except as provided in Section 23(c) and Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certification on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Unit of Series A Preferred Stock as to which the Rights are exercised, at or prior to the earliest of (i) January 31, 2007 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof (the earlier of (i), (ii) and (iii) being the “Expiration Date”).”

2. Amendment of Exhibits. The Exhibits to the Rights Agreement shall be restated to reflect this Amendment, including all necessary and conforming changes.

This Amendment is dated effective February 28, 2006.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

Attest:		COMARCO, INC.

/s/ Daniel R. Lutz
Daniel R. Lutz Vice President and Chief Financial Officer

U.S. STOCK TRANSFER CORPORATION, as Rights Agent

	By:	/s/ Bridget Barela
Bridget Barela Assistant Vice President